CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement of Franklin Floating Rate Trust on Form N-2 File No. 333-52119 of our report dated September 19, 1997, on our audit of the Statement of Assets and Liabilities of the Franklin Floating Rate Trust as of September 8, 1997, which report is included in the Statement of Additional Information dated April 1, 1998, which is incorporated by reference in the Registration Statement.




                                    /s/ Coopers & Lybrand L.L.P.


San Francisco, California
May 13, 1998